UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
__________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 7, 2011

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CAREPAYMENT TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Oregon	001-16781	91-1758621
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

5300 Meadows Rd., Suite 400, Lake Oswego, Oregon	97035
(Address of principal executive offices)	(Zip Code)

(503) 419-3505
(Registrant's telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth in Item 5.02(e) of this Form 8-K with respect to the Confidential Separation Agreement, dated July 7, 2011 and effective July 15, 2011 (the "Separation Agreement"), between Christopher Chen and CP Technologies, LLC ("CP Technologies"), is incorporated by reference.  CP Technologies is a 99% owned subsidiary of CarePayment Technologies, Inc. (the "Company").

Item 1.02 Termination of Material Definitive Agreement.

Due to the departure of Mr. Chen from CP Technologies and the Company as described in Item 5.02(b) of this Form 8-K, Mr. Chen's Employment Agreement, dated July 30, 2010, between Mr. Chen and CP Technologies will terminate effective July 15, 2011.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           Effective July 15, 2011, Christopher Chen is terminated without cause as Secretary of the Company and as Senior Vice President – Financial Products CP Technologies.

The Board of Directors of the Company has appointed G. Joseph Siedel as the Secretary of the Company to fill the vacancy created by Mr. Chen's departure.  Mr. Siedel is the Senior Vice President – Operations of CP Technologies.

(e)           On July 7, 2011, Christopher Chen and CP Technologies entered into the Separation Agreement in connection with his departure described in Item 5.02(b) of this Form 8-K.  Under the terms of the Separation Agreement, and consistent with the terms of his existing employment agreement with CP Technologies, Mr. Chen will be paid his normal base salary at his current rate through July 15, 2011, less standard tax withholdings and deductions.  Mr. Chen will continue to be paid 50% of his normal base salary from July 16, 2011 through July 15, 2012. Payments of these amounts will be in accordance with the Company's ordinary payroll procedures, including deductions of appropriate withholding and employment taxes as required by law.

Mr. Chen will also continue to participate in the Company's group health insurance plan through July 31, 2012 or, if earlier, the date that Mr. Chen is covered under another employer-sponsored plan. The Company will continue Mr. Chen's health insurance benefits under the plans in effect for employees of CP Technologies generally and subject to plan participation rules. CP Technologies will cover the monthly premiums associated with continued health insurance coverage through July 31, 2012. Thereafter, Mr. Chen may elect to continue to participate in the group health insurance plan of CP Technologies in accordance with federal COBRA law.

The Separation Agreement also includes a release of all claims by Mr. Chen against the Company and its affiliates.

The foregoing description of the Separation Agreement is qualified in its entirety by reference to the Separation Agreement, which is filed herewith as Exhibit 10.1 and incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibit. The following document is filed as an exhibit to this Form 8-K.

10.1	Confidential Separation Agreement dated July 7, 2011 between CP Technologies, LLC and Christopher Chen

SIGNATURES

           Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CarePayment Technologies, Inc. (Registrant)

Date: July 13, 2011	/s/ James T. Quist
James T. Quist
Chief Executive Officer